UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission

File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

Trinseo S.A. (the “Company”) issued a press release on October 7, 2015 announcing that Martin Pugh, age 62, will assume the position of the Company’s Chief Operating Officer effective November 1, 2015. A copy of the press release is furnished as Exhibit 99.1 hereto.

Mr. Pugh joined the Company as Senior Vice President and Business President, Plastics, in March 2013 and was named Senior Vice President and Business President, Performance Materials in October 2014. In that role, Mr. Pugh was responsible for the global leadership of the Company’s Performance Materials business with overall accountability for the Rubber, Latex and Performance Plastics businesses. Prior to joining the Company, Mr. Pugh held the position of President for Europe, Middle East and Africa (EMEA) and board member for Styrolution Group Gmbh, the global styrenics joint venture between BASF Group and INEOS from October 2011 until February 2013. Mr. Pugh began his career in 1975 with Mobil Oil Company as a technical representative. He joined The Dow Chemical Company in 1978 and served in a variety of sales and marketing roles from 1978 until 1998, working in the UK, Dubai, Sweden and Switzerland. His final role at Dow was global business director for Specialty Polyethylenes. In 1998, Pugh joined Elementis plc as Managing Director for the specialty rubber division called Linatex. In 2002, he returned to Switzerland and joined Nova Chemicals as Managing Director for Europe. Following the formation of Nova Innovene in 2005, he was appointed Managing Director of the company and continued in the role of Managing Director—Europe as the company was broadened to include the Americas region and renamed INEOS Nova. He remained in this position within INEOS Nova and INEOS Styrenics until the formation of Styrolution Group GmbH in October 2011. Mr. Pugh has a Bachelor of Science degree in Industrial Chemistry and Management Studies from Loughborough University in the United Kingdom.

No family relationship exists between Mr. Pugh and any of the Company’s directors or other executive officers.  Mr. Pugh since the beginning of 2014 has not engaged in, and does not have plans to engage in, any transaction with the Company or its subsidiaries, in an amount that exceeds $120,000, in which he had or will have a direct or indirect material interest.

As a result of his appointment, Mr. Pugh’s Employment Agreement was amended to i) increase his annual base salary to CHF 600,000; and ii) increase his target bonus under the Company’s annual cash incentive plan to 75% of his annual base salary, up to a maximum equal to 200% of the target amount. A copy of the amendment to Mr. Pugh’s Employment Agreement is furnished hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to the Employment Agreement, dated October 6, 2015, by and between Trinseo US Holding, Inc. and Martin Pugh

99.1	Press release dated October 7, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ Angelo N. Chaclas
Name: Angelo N. Chaclas
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: October 8, 2015

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